                                                                   EXHIBIT 23.06

                            THE MENTOR GROUP, INC.
                       777 EAST TAHQUITZ CANYON WAY #200
                        PALM SPRINGS, CALIFORNIA  92262

May 7, 1998

Mr. Kevin L. Spence
Chief Financial Officer
United States Filter Corporation
40-004 Cook Street
Palm Desert, CA 92211

Re:  Consent of Independent Appraisers Letter

Dear Kevin:

We hereby consent to the incorporation by reference of our January 31, 1998 independent valuation report of the In-Process Research and Development acquired by United States Filter Corporation ("U.S. Filter") from Memtec Limited in the U.S. Filter Registration Statement on Form S-4 (No. 333-52717), as amended.

We also consent to the reference to The Mentor Group, Inc. under the heading "Experts" in such Form S-4.

If you require anything further pursuant to this matter, please do not hesitate to call.

Sincerely,

THE MENTOR GROUP, INC.

/s/ JOHN D. GLENN

John D. Glenn
President and Managing Director